HANDENI GOLD INC. UPDATE ON ACTIVITIES.

Dar es Salaam, Tanzania - September 28, 2016 - Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTC Pink: HNDI) is pleased to report on activities related to its exploration licenses in the United Republic of Tanzania.

Geological and exploration model successful.

Based on intensive research and ground application, the company accepted its current geological model as the basis from which to direct its exploration activities in the Handeni district for the foreseeable future. There is a high rate of discovery of gold mineralization applying the model and a substantial number of drill targets (5) generated by the company over the past two years. HNDI is now in the process of reducing the size of its four 2010 allocated exploration licenses by a further 50% as required by the 2010 Tanzanian Mining Act. The company can confidently select the remaining areas as a result of an effective exploration program, retaining ground with the highest potential.

Illegal Miners removed and analyses confirm significant gold from mine dumps.

Following two years of persistent interference from illegal artisanal miners recurrently occupying the company's most promising anomalies and illegally mining on the same, the company is in a position to report that the Tanzanian government rendered its assistance in removing the illegal artisanal groups. This is enabling HNDI to continue our exploration programs effectively. The activities of the illegal small scale mining operations on some of our target areas confirmed the presence of mineable gold on these targets. The sizes and continuity of this gold mineralization can however only be confirmed by drilling.

Twelve grab samples (12 kg each) on illegal artisanal mine dumps yielded gold values of between 2 and 7 grams per ton. These mine dumps are providing minimum values for gold as they represent an un-concentrated mixture of "ore zone", hanging wall and foot wall material. HNDI is currently planning an exploration shaft to enable the company to gain a better understanding of the nature of the structural geology on the Mjembe-1 project as well as to conduct bulk sampling on the mineralization zone.

Whole rock samples collected from a 60 m long and up to 10 m deep trench dug on our Mjembe-1 target yielded gold values of up to 6,1 g/t on specific horizons. The trench provided the necessary geological input to effectively determine the position of the exploration shaft.

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania.

For further information go to www.handenigold.com

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release may constitute "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements".  Although the Company has attempted to identify important factors and risks that could cause actual actions, events or results to differ materially from those described in forward-looking statements including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com), there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Dar es Salaam Office; P.O. Box 33507, Plot 82A ITV Road, Mikocheni Light Industrial Area,
Dar es Salaam, Republic of Tanzania. .Tel: +255 22 270 0084; Fax: +255 22 270 0052